Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • March 2018



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: March 2018

Currencies: The U.S. dollar weakened in reaction to uncertainty concerning tariffs and trade agreements. The British pound strengthened on expectations the Bank of England will raise interest rates. The euro moved higher due to strength across the European economy. The Australian dollar weakened on declining commodity prices and an increase in Australian unemployment.

Energy: Crude oil prices rose after China launched its yuan-denominated crude oil futures contract, an event many traders were anticipating as they sought to access China's bustling commodity markets. Natural gas and heating oil prices rose on continued cold weather.

Equities: Global equities moved lower on continued volatility, downbeat macro data from Europe and fears of a trade war between the U.S. and China.

Fixed Income: U.S. fixed income prices rose amidst volatility in the stock markets and concerns over the trade tensions between China and the U.S. Gilts prices rose after the U.K. Debt Management Office announced bond sales during the coming financial year will be the lowest since the financial crisis.

Grains/Foods: Corn markets rose after the U.S. Department of Agriculture forecast an unexpected drop in inventories. Wheat markets declined as favorable weather boosted crops. Sugar prices declined on elevated supplies. Cocoa prices rose over 14% on signs of improving demand and forecasts for a smaller global surplus. Lean hog and live cattle markets moved lower on expectations of rising supplies.

Metals: Gold prices rose slightly on U.S. dollar weakness. Copper prices declined on muted demand and weak global cues.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.89%	-11.74%	-1.13%										**-5.85%**
2017	-2.50%	3.64%	-2.06%	-1.69%	-0.64%	-4.12%	0.34%	2.63%	-3.93%	6.89%	-0.98%	-0.18%	**-3.12%**
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%	5.00%	1.93%	-3.14%	-2.00%	-3.64%	-0.69%	2.21%	**-0.78%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%	-6.13%

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.83%	-11.79%	-1.19%										**-6.01%**
2017	-2.55%	3.59%	-2.11%	-1.74%	-0.69%	-4.18%	0.28%	2.57%	-3.99%	6.83%	-1.03%	-0.23%	**-3.75%**
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%	4.89%	1.87%	-3.20%	-2.05%	-3.69%	-0.74%	2.16%	**-1.48%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**

2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%	-6.74%

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.73%	-10.84%	-0.90%										**-4.81%**
2017	-2.26%	3.78%	-1.80%	-1.44%	-0.39%	-3.83%	0.58%	2.88%	-3.70%	7.15%	-0.77%	-0.03%	**-0.40%**
2016	4.32%	3.16%	-2.36%	-1.79%	-2.24%	5.89%	2.18%	-2.94%	-1.78%	-3.37%	-0.44%	2.47%	**2.58%**
2015	2.98%	0.01%	0.56%	-3.84%	-1.27%	-4.43%	2.50%	-6.03%	3.26%	-2.09%	3.51%	-5.49%	**-10.46%**
2014	-4.59%	1.40%	-2.64%	0.36%	1.15%	0.76%	-0.66%	4.27%	2.39%	0.80%	5.31%	0.81%	**9.34%**
2013	1.69%	-2.63%	1.47%	1.22%	-2.61%	-2.83%	0.00%	-2.00%	-0.63%	1.77%	2.37%	1.16%	**-1.22%**

2009	2010	2011	2012
-4.32%	2.88%	-11.18%	-3.30%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.81%	-11.23%	-1.06%										**-5.31%**
2017	-2.43%	3.60%	-1.96%	-1.61%	-0.56%	-3.99%	0.41%	2.70%	-3.87%	6.97%	-0.91%	-0.17%	**-2.34%**
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%	5.90%	2.01%	-3.11%	-1.92%	-3.51%	-0.61%	2.27%	**0.80%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**

2009	2010	2011	2012
-6.04%	0.68%	-13.05%	-5.19%

A and B Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Mar
2018

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
18%	14%	24%	22%	14%	8%

Global Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Mar
2018

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
18%	14%	24%	22%	14%	8%

Sector Positions at Month-End


Commodities 36%
Financials 64%
Energy 14%
Grains 14%
Metals 8%
Currencies 18%
Equities 24%
Fixed Income 22%
Apr 17
May 17
June 17
July 17
Aug 17
Sep 17
Oct 17
Nov 17
Dec 17
Jan 18
Feb 18
Mar 18
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Global Units	A and B Units
Class	3	Closed to New Investment
Account Type	Commission-based	
Minimum Investment	$5,000	
Retirement Account	$1,000	
Trading Strategy	Traditional, systematic, medium-to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.	
Breakeven Level	7.02%	
Redemptions	Monthly after 90 days	
Penalty	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No Investor should invest more than 10% of his/her net worth.	

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - March 2018	
Total Fund Assets (A,B, Legacy, Global)	$99M
12-Month Return	-7.85%
Average 12-Month Return	12.95%
36-Month Cumulative Return	-22.98%
60-Month Cumulative Return	-18.51%
Compounded Annualized ROR	9.10%
3-Year Compounded Annualized ROR	-8.34%
5-Year Compounded Annualized ROR	-4.01%
10-Year Compounded Annualized ROR	-3.84%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 3/18)	-37.02%
Average 1-month Gain	5.75%
Average 1-month Loss	-3.94%
# of Winning Months	178
# of Losing Months	173

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2008 - March 2018		
↑ ↓	Moved in Opposite Directions	47%
↑ ↑	Positive Results for Both	33%
↓ ↓	Negative Results for Both	20%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.